UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2012 (August 17, 2012)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 17, 2012, the Board of Directors (the “Board”) of Corrections Corporation of America, a Maryland corporation (the “Company”) amended and restated the Company’s Fifth Amended and Restated Bylaws (as amended and restated, the “Amended Bylaws”). The Amended Bylaws amend (i) Article II, Section 8 to provide for a majority voting standard for the election of director nominees in an uncontested election, (ii) Article II, Section 8 to clarify the manner in which a director who fails to receive a majority of the votes cast shall tender his or her resignation to the Board, and (iii) Article IV, Section 1 to provide that the Board may give general authorization to a committee to set the amount and other terms of a dividend so long as the committee acts in accordance with the terms of the general authorization provided by the Board. Director nominees in contested elections will continue to be elected by plurality vote. An election will be considered contested if conducted at a meeting at which a stockholder has nominated an individual for election for director in compliance with the advance notice requirements set forth in the Amended Bylaws, and such stockholder nomination has not been withdrawn on or prior to the tenth day preceding the date the Company first mails its notice of such meeting to the stockholders.

The foregoing summary of the Amended Bylaws is qualified in its entirety by reference to the complete text of the Amended Bylaws which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.

In connection with the amendments described above, the Board also amended the Company’s Corporate Governance Guidelines to include a director resignation policy which is applicable in the case of an uncontested election where a nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election. Upon such event, the director nominee shall tender his or her resignation for consideration by the Board. The Nominating and Governance Committee of the Board (the “Committee”) will make a recommendation to the Board as to whether to accept or reject the tendered resignation. The Board will then act, taking into consideration the recommendation of the Committee, and publicly disclose its decision regarding the tendered resignation. The director who fails to receive the majority vote will not participate in the decision of the Board of Directors or Committee.

The Board also approved certain amendments to the Nominating and Governance Committee Charter to provide additional clarity to the roles and responsibilities of the Committee, including, among others, changes to reflect the Committee’s role in evaluating the resignation of a director who receives a greater number of votes “against” than votes “for” his or her election, as well as other changes to further clarify the Committee’s role in director qualification, selection, resignation and appointment to Board committees.

Updated versions of the Company’s Corporate Governance Guidelines and Nominating and Governance Committee Charter are available on the Company’s investor relations website at http://www.cca.com. The information on or accessible through the Company’s website is not incorporated by reference in this Current Report on Form 8‑K.

In addition, on August 20, 2012, the Company announced that its Board of Directors has declared a dividend for the third quarter of 2012 of $0.20 per share to be paid on September 28, 2012 to stockholders of record as of the close of business on September 14, 2012. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Board. A copy of the press release issued by the Company with respect to this dividend declaration is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

3.1	Corrections Corporation of America Sixth Amended and Restated Bylaws

99.1	Press Release regarding Third Quarter Dividend, dated as of August 20, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 22, 2012	CORRECTIONS CORPORATION OF AMERICA

	By:	/s/ Todd J Mullenger
Todd J Mullenger Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Corrections Corporation of America Sixth Amended and Restated Bylaws

99.1	Press Release regarding Third Quarter Dividend, dated as of August 20, 2012